                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement File No. 33-43716, No. 33-71920, No. 33-74320, No.333-02888, No. 333-69591, No. 333-75281, No. 333-87421, No. 333-88985,
No. 333-94219, No. 333-52640, and No. 333-43104.



                                                        /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
March 30, 2001